Exhibit 3.171

Kansas Secretary of State

For Profit Articles of Incorporation

All information must be completed or this document will not be accepted for filing.

1. Name of the corporation

Physician Office Partners, Inc.

2. Address of registered office in Kansas (Address must be a street address. A post office box is unacceptable.)

10308 State Line, Leawood, KS 66206

Name of resident agent at above address:

Carl Slater

3. Name of corporation’s business or purpose

Billing service for physicians.

4. Total number of shares that this corporation is authorized to issue:

100 shares of common stock, class A par value of one dollars each

State any designations, powers, rights, limitations or restrictions applicable to any class of stock or any special grant of authority to be given to the board of directors: N/A

5. Name and mailing address of incorporator(s):

Carl Slater, 10308 State Line, Leawood, KS 66206

Rob Davey, 10308 State Line, Leawood, KS 66206

6. Name and mailing address of each person who is to serve as a director:

Carl Slater, 10308 State Line, Leawood, KS 66206

Rob Davey, 10308 State Line, Leawood, KS 66206

7. Is this corporation perpetual? Yes

If no, the term for which this corporation is to exist

*	Tax closing date, if known: December 31

I declare under penalty of perjury under the laws of the state of Kansas that the foregoing is true and correct.

Executed on the 16th of June, 2002.

Signatures must correspond exactly to the names of the incorporators listed in Article 5.

/s/ Carl Slater

/s/ Rob Davey

Mailing Information

Where would you like the Secretary of State’s office to send official mail? If no address is given, the mail will be sent to the registered office.

Street Address	City	State	Zip Code

The mail should be addressed to the following individual:

Please submit this form in duplicate with the $75 filing fee

Contact Information

Kansas Secretary of State

Ron Thornburgh

Memorial Hall, 1st Floor

120 SW 10th Avenue

Topeka, KS 66612-1240

785-296-4564

kssos@kssos.org

www.kssos.org

CERTIFICATE OF AMENDMENT

OF

ARTICLES OF INCORPORATION

OF

PHYSICIAN OFFICE PARTNERS, INC.

The undersigned, Physician Office Partners, Inc., a Kansas corporation (the “Corporation”), for the purpose of amending the Articles of Incorporation of the Corporation, in accordance with the Kansas General Corporation Code, does hereby make and execute this Certificate of Amendment of the Articles of Incorporation and does hereby certify that:

1. The business entity number is 3339249.

2. The name of the Corporation is Physician Office Partners, Inc.

3. The Articles of Incorporation are amended to add a new Article 8 as follows:

“The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors of the Corporation except to the extent reserved to the Stockholders of the Corporation under the Corporation’s Amended and Restated Bylaws.”

4. Such amendment was duly adopted in accordance with the provisions of K.S.S. 17-6602.

The undersigned hereby declares, under penalty of perjury under the laws of the State of Kansas, that the foregoing is true and correct.

Executed on the 23rd day of April, 2013.

PHYSICIAN OFFICE PARTNERS, INC.

/s/ Robert W. Davey
Robert W. Davey, President/Chief Operating Officer

Kansas Secretary of State

Change of Registered Office or Agent by a Corporation

Contact: Kansas Secretary of State, Chris Biggs

Memorial Hall, 1st Floor

120 S.W. 10th Avenue

Topeka, KS 66612-1594

785-296-4564

kssos@kssos.org

www.kssos.org

Instructions: All information must be completed or this document will not be accepted for filing. Please read instructions sheet before completing.

1. Business entity ID number: 3339249

2. Name of corporation: PHYSICIAN OFFICE PARTNERS, INC.

3. State/Country of organization: KS

4. The new name of the resident agent and address of the registered agent in Kansas:

The Corporation Company, Inc.

112 SW 7th Street Suite 3C

Topeka, KS 66603

5. I declare under the penalty of perjury under the laws of the state of Kansas that the foregoing is true and correct and that I have remitted the required fee.

/s/ Robert W. Davey	6-11-2013
Signature of authorized officer	Date (month, day, year)

Robert W. Davey
Name of signer (printed or typed)